EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Hospitality Properties Trust (the “Company”) of the Annual Report on Form 10‑K for the year ended December 31, 2015 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John G. Murray
Barry M. Portnoy Managing Trustee	John G. Murray President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Mark L. Kleifges
Adam D. Portnoy Managing Trustee	Mark L. Kleifges Treasurer and Chief Financial Officer

Date: February 24, 2016